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Exhibit 21

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                              LIST OF SUBSIDIARIES

TechTeam Capital Group, L.L.C.
TechTeam Cyntergy, L.L.C.
TechTeam Government Solutions, Inc., (formerly known as Digital Support Corporation)
Sytel, Inc.
TechTeam Global NV/SA
TechTeam A.N.E. NV
TechTeam Global Ltd
TechTeam Global AB
TechTeam Global GmbH
S.C. TechTeam Global SRL
TechTeam Akela SRL
TechTeam Asia Pacific (Private) Ltd.
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